UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008 (December 17, 2008)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2008, an agreement (the “Shipbuilding Contract Amendment”) between the relevant subsidiaries of Eagle Bulk Shipping Inc. (“Eagle Bulk” and, together with the relevant subsidiaries, the “Company”) and Yangzhou Dayang Shipbuilding Co., Ltd. (the “Builder”) amending various shipbuilding contracts between the Company and the Builder became effective.

The Shipbuilding Contract Amendment provides, among other things, as follows:

•
Eight shipbuilding contracts between the Company and the Builder are converted into options on the part of the Company.  The Company will pay a total of $440,000 for the conversion of the eight shipbuilding contracts into options.

•
The approximately $47.4 million previously paid by the Company to the Builder on account of these eight shipbuilding contracts is applied to payments in respect of other ships being constructed by the Builder for the Company.

•	The delivery date for one of the ships under construction has been rescheduled from September 2009 to November 2010.

The Shipbuilding Contract Amendment became effective upon approval by Eagle Bulk’s Board of Directors and its lenders.

Additionally, on December 17, 2008, Eagle Bulk entered into a Second Amendatory Agreement (the “Credit Facility Amendment”) to its $1.6 billion revolving credit facility (the “Credit Facility”) with the Royal Bank of Scotland plc, as lead arranger, and certain other lenders.  Among other things, the Credit Facility Amendment implements the following modifications to the Credit Facility:

•	Amends the amount of the Credit Facility to $1.35 billion from $1.6 billion.

•	Amends the Minimum Security Value of the Credit Facility to include the aggregate market value of the vessels in Eagle Bulk’s operating fleet and the deposits on its newbuilding contracts.

•	Amends the Minimum Security Value clause of the Credit Facility from 130% to 100% of the aggregate principal amount of debt outstanding under the Credit Facility.

•	Provides that future dividend payments will be based on Eagle Bulk maintaining a Minimum Security Value of 130%.

•	Reduces Minimum Net Worth clause of the Credit Facility from $300 million to $75 million for 2009, subject to annual review thereafter.

•	Amends the Interest Margin to 1.75% over LIBOR.

The maturity date of the Credit Facility will remain July 2017, and availability will decline pro-rata from July 2012 to a balloon payment of $717.2 million at maturity.

The Credit Facility Amendment requires the satisfaction of certain post-closing conditions by Eagle Bulk.

As a result, Eagle Bulk expects to incur a one-time cash expenditure of approximately $0.5 million and one-time non-cash write-off charges of approximately $5.5 million to fourth quarter 2008 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        EAGLE BULK SHIPPING INC.
        (registrant)

Dated: December 23, 2008	By:	/s/ Alan S. Ginsberg
	Name:	Alan S. Ginsberg
	Title:	Chief Financial Officer

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